UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          _____________________________

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                          _____________________________

       Date of Report (Date of earliest event reported): September 1, 2005

                           Orthofix International N.V.
             (Exact name of Registrant as specified in its charter)

    Netherlands Antilles               0-19961                    N/A
(State or other jurisdiction   Commission File Number      (I.R.S. Employer
     of incorporation)                                   Identification Number)
                          _____________________________

                             7 Abraham de Veerstraat
                                     Curacao
                            Netherlands Antilles                N/A
               (Address of principal executive offices)      (Zip Code)

     Registrant's telephone number, including area code: 011-59-99-465-8525
                                           _____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.        Registrant's Business and Operations.
                  -------------------------------------

Item 1.01.        Entry into a Material Definitive Agreement.
                  -------------------------------------------

         On September 1, 2005, Orthofix, Inc. (the "Company") entered into a Change of Control Agreement (the "Agreement") with Mr. Alan W. Milinazzo (the "Employee"). The Agreement provides that if, during the Employee's employment with the Company, the Employee's employment is terminated by the Company without "cause" prior to or during a "change of control period" or the Employee resigns for "good reason" during a "change of control period" (as such terms are defined in the Agreement), the Employee will be entitled to the following payments and benefits described generally below:

o The Employee will be entitled to a lump sum severance payment equal to the sum of the Employee's average annual base salary. The lump sum severance payment will be paid within thirty (30) days after the Employee's termination of employment or resignation for "good reason".

o In addition to any stock options previously granted to the Employee that immediately prior to the two termination events described above were vested and exercisable, he will have immediate vesting of, and the immediate right to exercise, 10,000 stock options previously granted to him. The Employee must advise the Company in writing within thirty
         (30) days of his date of termination which outstanding stock options he elects for such accelerated vesting and exercisability.

o The Employee will be entitled to continuation or provision of basic employee group benefits that are welfare benefits (but not pension, retirement or similar compensatory benefits) for him and his dependents substantially similar to those they are receiving or to which they are entitled immediately prior to the Employee's termination of employment for the lesser of one year after termination or until the Employee secures new employment.

The Agreement also contains a non-competition restrictive covenant for the one-year period following the Employee's termination of employment with the Company and any of its affiliates (whichever is last) if he has received, or is receiving, any payments or benefits pursuant to the Agreement.

In connection with the Employee's employment, the Company further agreed to provide him with the salary, bonus and benefits described generally below, which salary, bonus and benefits are subject to modification from time to time:

o an annual base salary of $340,000 per year to be paid pursuant to the Company's customary payroll practices;

o a bonus of up to 45% per year payable in the following fiscal year based on the achievement of bonus criteria to be established by the Compensation Committee of the Orthfix International N.V. Board and as will be determined from time to time by such committee; and

o a grant of 60,000 stock options in Orthofix International N.V. to be granted under the Orthofix International N.V. 2004 Long Term Incentive Plan, which stock options will vest in annual increments of 20,000 beginning on the first anniversary of the Employee's date of employment.

         A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference, and the foregoing description should be read in conjunction with such exhibit.



Section 5.        Corporate Governance and Management.
                  ------------------------------------

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.
                  --------------------------------------------

         On September 6, 2005, Orthofix International N.V. issued a press release announcing that it has appointed Alan W. Milinazzo as Chief Operating Officer, effective September 1, 2005. Mr. Milinazzo, 45, joins the Company from Medtronic Inc., where he was Vice President of Medtronic's Vascular business from September 2002 to September 2005. Prior to that he was Vice President of North American Field Operations from May 2001 to September 2002 at Aspect Medical Systems, and President at North Point Domain from August 2000 to February 2001. Mr. Milinazzo also spent 12 years as an executive with Boston Scientific Corporation in numerous roles.

         Mr. Milinazzo's appointment to the position of Chief Operating Officer is not subject to the terms of an employment agreement.

         A copy of the press release announcing Mr. Milinazzo's appointment is attached to this report as Exhibit 99.1 and is incorporated herein by reference.



(d)      Exhibits:

Exhibit No.                         Description of Document
-----------                         -----------------------

10.1 Change of Control Agreement between Orthofix, Inc. and Alan W. Milinazzo, dated September 1, 2005.

99.1                                Press release of Orthofix International N.V.
                                    dated September 6, 2005.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ORTHOFIX INTERNATIONAL N.V.

                                        By: /s/ Thomas Hein
                                        -------------------------------------
                                        Name:  Thomas Hein
                                        Title: Chief Financial Officer


Date:    September 8, 2005